Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Spinoff of Lamb Weston Holdings, Inc.

On November 9, 2016, Conagra Brands, Inc. (formerly known as ConAgra Foods, Inc., “Conagra Brands,” or the “Company”) completed the previously announced spinoff of Lamb Weston Holdings, Inc. (“Lamb Weston”) through a distribution of 100% of the Company’s interest in Lamb Weston to holders of outstanding shares of the Company’s common stock (the “Spinoff”) as of 5:00 p.m., EDT, on November 1, 2016.

As of the effective date and time of the distribution, Conagra Brands does not beneficially own any equity interest in Lamb Weston and will no longer consolidate Lamb Weston into its financial results. Beginning in the second quarter of fiscal 2017, Lamb Weston’s historical financial results for periods prior to November 10, 2016 will be reflected in Conagra Brands’ consolidated financial statements as discontinued operations.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of Conagra Brands, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

The unaudited pro forma consolidated financial statements of Conagra Brands consist of unaudited pro forma consolidated statements of income for the fiscal years ended May 29, 2016, May 31, 2015 and May 25, 2014 and for the thirteen weeks ended August 28, 2016, and an unaudited pro forma consolidated balance sheet as of August 28, 2016.

The following unaudited pro forma consolidated financial statements are subject to assumptions and adjustments described in the accompanying notes. Conagra Brands’ management believes these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. The unaudited pro forma consolidated financial statements do not purport to represent what Conagra Brands’ financial position and results of operations actually would have been had the Spinoff occurred on the dates indicated, or to project Conagra Brands’ financial performance for any future period following the Spinoff.

Conagra Brands believes that the adjustments included within Discontinued Operations – Lamb Weston column of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. Conagra Brands’ current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the thirteen week and twenty-six week periods ending on November 27, 2016 and the Annual Report on Form 10-K for the fiscal year ending May 28, 2017.

The unaudited pro forma consolidated financial statements reported below should be read in conjunction with the historical consolidated financial statements of Conagra Brands, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Conagra Brands’ Annual Report on Form 10-K for the fiscal year ended May 29, 2016 and its Quarterly Report on Form 10-Q for the thirteen week period ended August 28, 2016.

The unaudited pro forma consolidated statements of income give effect to the Spinoff as if it had occurred on May 27, 2013 for the fiscal years ended May 29, 2016, May 31, 2015 and May 25, 2014 and on June 1, 2016 for the thirteen weeks ended August 28, 2016, respectively. The unaudited pro forma consolidated balance sheet as of August 28, 2016 gives effect to the Spinoff as if it had occurred on August 28, 2016. These unaudited pro forma consolidated financial statements include adjustments to reflect the following:

•	the contribution by Conagra Brands to Lamb Weston, pursuant to the Separation and Distribution Agreement, of all the assets and liabilities that comprise the business;

•	the retirement of $1.44 billion aggregate principal amount of senior notes of Conagra Brands; and

•	a cash distribution of $823.5 million to Conagra Brands.

The cash distribution received was deposited and will be maintained in a segregated account. Conagra Brands must use the cash within twelve months of receiving the distribution in any of the following ways: to pay dividends on its common stock, to retire debt incurred prior to July 8, 2016, and to repurchase its common stock.

The pro forma consolidated statements of income do not reflect any impacts related to the retirements of $1.44 billion aggregate principal amount of senior notes of Conagra Brands that occurred in connection with the Spinoff (the “retired debt”) or the use of the cash distribution received in connection with the Spinoff. Interest expense associated with the retired debt in fiscal 2016 and thirteen weeks ended August 28, 2016 was approximately $49.2 million ($31.5 million net of tax) and $12.5 million ($8.0 million net of tax), respectively.

Conagra Brands expects to incur approximately $60 million to $65 million of non-recurring costs in connection with the Spinoff. These amounts are expected to cover matters such as investment advisory, consulting, legal, and auditing services incurred to complete the Spinoff, which have been incorporated in the accompanying unaudited pro forma consolidated balance sheet. These amounts have been excluded from the pro forma consolidated income statements because they are non-recurring in nature and directly related to the Spinoff.

Unaudited Pro Forma Consolidated Statement of Income

For the Thirteen Weeks Ended August 28, 2016

(in millions, except per share data)

	Historical Conagra Brands (as reported)	Less: Discontinued Operations - Lamb Weston	Pro Forma Adjustment	Pro Forma
Net sales	$2,667.5	$771.9	$—	$1,895.6
Costs and expenses:
Cost of goods sold	1,943.4	592.4	—	1,351.0
Selling, general and administrative expenses	281.5	49.8	—	231.7
Interest expense, net	59.0	0.8	—	58.2

Income from continuing operations before income taxes and equity method investment earnings	383.6	128.9	—	254.7
Income tax expense	218.7	50.5	—	168.2
Equity method investment earnings	23.6	10.6	—	13.0

Income from continuing operations	188.5	89.0	—	99.5
Less: Net income attributable to noncontrolling interests	3.8	3.5	—	0.3

Net income from continuing operations attributable to Conagra Brands, Inc.	$184.7	$85.5	$—	$99.2

Per share amounts:
Basic	$0.42			$0.23
Diluted	$0.42			$0.22
Weighted average shares outstanding:
Basic	439.0			439.0
Diluted	442.7			442.7

Unaudited Pro Forma Consolidated Statement of Income

For the Fiscal Year Ended May 29, 2016

(in millions, except per share data)

	Historical Conagra Brands (as reported)	Less: Discontinued Operations - Lamb Weston	Pro Forma Adjustment	Pro Forma
Net sales	$11,642.9	$2,975.0	$—	$8,667.9
Costs and expenses:
Cost of goods sold	8,552.1	2,311.9	—	6,240.2
Selling, general and administrative expenses	2,209.4	186.2	—	2,023.2
Interest expense, net	297.8	2.0	—	295.8

Income from continuing operations before income taxes and equity method investment earnings	583.6	474.9	—	108.7
Income tax expense	225.4	179.0	—	46.4
Equity method investment earnings	137.8	71.7	—	66.1

Income from continuing operations	496.0	367.6	—	128.4
Less: Net income attributable to noncontrolling interests	11.1	9.3	—	1.8

Net income from continuing operations attributable to Conagra Brands, Inc.	$484.9	$358.3	$—	$126.6

Per share amounts:
Basic	$1.11			$0.29
Diluted	$1.09			$0.29
Weighted average shares outstanding:
Basic	434.4			434.4
Diluted	438.5			438.5

Unaudited Pro Forma Consolidated Statement of Income

For the Fiscal Year Ended May 31, 2015

(in millions, except per share data)

	Historical Conagra Brands (as reported)	Less: Discontinued Operations - Lamb Weston	Pro Forma Adjustment	Pro Forma
Net sales	$11,937.0	$2,899.0	$—	$9,038.0
Costs and expenses:
Cost of goods sold	9,061.4	2,317.6	—	6,743.8
Selling, general and administrative expenses	1,545.3	164.1	—	1,381.2
Interest expense, net	330.0	1.7	—	328.3

Income from continuing operations before income taxes and equity method investment earnings	1,000.3	415.6	—	584.7
Income tax expense	362.1	149.2	—	212.9
Equity method investment earnings	122.1	42.7	—	79.4

Income from continuing operations	760.3	309.1	—	451.2
Less: Net income attributable to noncontrolling interests	11.8	9.3	—	2.5

Net income from continuing operations attributable to Conagra Brands, Inc.	$748.5	$299.8	$—	$448.7

Per share amounts:
Basic	$1.75			$1.05
Diluted	$1.73			$1.04
Weighted average shares outstanding:
Basic	426.1			426.1
Diluted	431.3			431.3

Unaudited Pro Forma Consolidated Statement of Income

For the Fiscal Year Ended May 25, 2014

(in millions, except per share data)

	Historical Conagra Brands (as reported)	Less: Discontinued Operations - Lamb Weston	Pro Forma Adjustment	Pro Forma
Net sales	$11,838.2	$2,796.5	$—	$9,041.7
Costs and expenses:
Cost of goods sold	8,910.8	2,217.6	—	6,693.2
Selling, general and administrative expenses	1,778.9	182.9	—	1,596.0
Interest expense, net	377.5	0.9	—	376.6

Income from continuing operations before income taxes and equity method investment earnings	771.0	395.1	—	375.9
Income tax expense	178.3	124.9	—	53.4
Equity method investment earnings	32.5	29.6	—	2.9

Income from continuing operations	625.2	299.8	—	325.4
Less: Net income attributable to noncontrolling interests	12.0	9.4	—	2.6

Net income from continuing operations attributable to Conagra Brands, Inc.	$613.2	$290.4	$—	$322.8

Per share amounts:
Basic	$1.45			$0.77
Diluted	$1.43			$0.76
Weighted average shares outstanding:
Basic	421.3			421.3
Diluted	427.5			427.5

Unaudited Pro Forma Consolidated Balance Sheet

As of August 28, 2016

(in millions, except per share data)

	Historical Conagra Brands (as reported)	Less: Discontinued Operations - Lamb Weston	Add: Pro Forma Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$794.6	$72.4	$823.5	(A)	$1,545.7
Receivables, less allowance for doubtful accounts	847.0	210.5			636.5
Inventories	1,637.9	474.3	—		1,163.6
Prepaid expenses and other current assets	127.6	37.2	—		90.4

Total current assets	3,407.1	794.4	823.5		3,436.2

Property, plant and equipment, net	2,736.8	1,043.3	—		1,693.5
Goodwill	4,390.6	133.6	—		4,257.0
Brands, trademarks and other intangibles, net	1,243.5	38.9	—		1,204.6
Other Assets	1,052.1	162.9	—		889.2
Noncurrent assets held for sale	5.8	—	—		5.8

	$12,835.9	$2,173.1	$823.5		$11,486.3

Current liabilities
Notes payable	$35.1	$24.5	$—		$10.6
Current installments of long-term debt	487.6	12.8	(246.2	)(B)	228.6
Accounts payable	992.9	260.4	—		732.5
Accrued payroll	124.9	25.5	—		99.4
Other accrued liabilities	724.3	80.9	23.6	(B)(C)(D)	667.0

Total current liabilities	2,364.8	404.1	(222.6)		1,738.1

Senior long-term debt, excluding current installments	4,255.5	35.6	(1,198.3	) (B)	3,021.6
Subordinated debt	195.9	—	—		195.9
Other noncurrent liabilities	2,220.1	270.6	—		1,949.5

Total liabilities	9,036.3	710.3	(1,420.9)		6,905.1

Common stockholders’ equity
Common stock of $5 par value, authorized 1,200,000,000 shares; issued 567,907,172	2,839.7	—	—		2,839.7
Additional paid-in capital	1,144.3	—	—		1,144.3
Retained earnings	3,290.7	1,474.4	2,244.4	(E)	4,060.7
Accumulated other comprehensive loss	(363.5)	(11.6)	—		(351.9)
Less Treasury stock, at cost, 130,137,508 common shares	(3,192.9)	—	—		(3,192.9)

Total Conagra Brands, Inc. common stockholders’ equity	3,718.3	1,462.8	2,244.4		4,499.9
Noncontrolling interests	81.3	—	—		81.3

Total stockholders’ equity	3,799.6	1,462.8	2,244.4		4,581.2

	$12,835.9	$2,173.1	$823.5		$11,486.3

Notes to Unaudited Pro Forma Consolidated Financial Information

The following items resulted in adjustments reflected in the unaudited pro forma consolidated financial information:

A.	Conagra Brands received a cash dividend of $823.5 million from Lamb Weston in connection with the Spinoff.

B.	In connection with the Spinoff, Lamb Weston issued new senior notes to Conagra Brands, which in turn exchanged those notes for $1.44 billion aggregate principal amount of outstanding senior notes of Conagra Brands, thereafter retiring the senior notes of Conagra Brands. This resulted in the recognition of a loss by Conagra Brands of $60.6 million on the early retirement of debt. This loss is excluded from the pro forma consolidated statements of income for Conagra Brands. The pro forma adjustments reflect the elimination of $1.44 billion of long-term debt (including current installments), the elimination of accrued interest payable of $8.5 million (other accrued liabilities) and the accrual of costs of $4.3 million related to this debt exchange (other accrued liabilities).

C.	Conagra Brands expects to incur approximately $60 million to $65 million of non-recurring costs in connection with the Spinoff. These amounts are expected to cover matters such as investment advisory, consulting, legal, and auditing services incurred to complete the Spinoff. The estimated amount of such costs not previously paid or accrued as of August 28, 2016, which is $49.6 million, is reflected as an increase in other accrued liabilities and a reduction in retained earnings. For purposes of this presentation, such costs are assumed to be non-deductible.

D.	Reflects a tax benefit of $21.8 million associated with the pro forma adjustment to recognize a loss on the early retirement of debt at the applicable statutory income tax rate of 36.0%.

E.	Reflects the impact to Conagra Brands Stockholders Equity of the pro forma adjustments described above.